Exhibit 99.1

Selective Reports Strong Results for the Second Quarter of 2019, with Record Net Income per Diluted Share of $1.21 and Non-GAAP Operating Income1 per Diluted Share of $1.16

In the second quarter of 2019:

•	Net premiums written ("NPW") increased 7%

•	GAAP combined ratio was 93.1%

•	After-tax net investment income was up 27%, to $48 million

•	Annualized return on equity ("ROE") was 14.5% and non-GAAP operating ROE[1] was 13.9%

Branchville, NJ - July 31, 2019 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the second quarter ended June 30, 2019. The company reported record net income per diluted share of $1.21, compared to $0.99 for the same quarter a year ago. Non-GAAP operating income1 per diluted share was $1.16, compared to $1.01 a year ago.

"In the second quarter we generated a 93.1% GAAP combined ratio, or 88.5% excluding catastrophe losses," said Gregory E. Murphy, Chairman and Chief Executive Officer. "Our annualized non-GAAP operating ROE1 for the quarter was an excellent 13.9%. For the first six months of 2019, our annualized non-GAAP operating ROE1 of 12.8% exceeds our 2019 financial target of 12%. NPW increased a solid 7% driven by: (i) overall renewal pure price increases of 3.5%, which was in-line with expected loss trend; and (ii) stable retention. The strong relationships we have with our 'ivy league' distribution partners, our investments in sophisticated underwriting tools, and focus on a superior customer experience, positions us well for continued outperformance relative to the industry."

Mr. Murphy continued, "Each of our insurance segments delivered profitable results in the quarter and generated an outstanding 7.1 points of annualized ROE. Our investment segment continues to generate excellent results with after-tax net investment income up 27% from a year ago, which contributed 9.6 points of annualized ROE. The increase in net investment income was driven by: (i) strong alternative investment returns; (ii) higher book yield on our core fixed income securities portfolio; (iii) strong cash flows from operations that were 17% of NPW in the quarter; and (iv) the $106 million of net proceeds from our 5.375% senior notes issuance in the first quarter of 2019. The company's financial position is at historic highs, as stockholders' equity has now surpassed $2 billion. Our continued strong profitability is a result of our successful execution on our strategic initiatives."

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2019		2018			2019		2018
Net premiums written	$701.4		655.2	7%		$1,374.3		1,279.8	7%
Net premiums earned	642.6		604.8	6		1,275.2		1,196.7	7
Net investment income earned	58.5		45.6	28		109.1		88.8	23
Net realized and unrealized gains (losses), pre-tax	4.0		(1.7)	344		17.5		(12.2)	243
Total revenues	708.2		651.9	9		1,407.2		1,278.6	10
Net underwriting income, after-tax	35.3		30.0	17		61.8		33.8	83
Net investment income, after-tax	47.6		37.6	27		88.9		73.4	21
Net income	72.3		58.8	23		133.6		77.7	72
Non-GAAP operating income[1]	69.1		60.1	15		123.1		87.4	41
Combined ratio	93.1%		93.7	(0.6)	pts	93.9%		96.4	(2.5)	pts
Loss and loss expense ratio	59.4		60.5	(1.1)		60.2		62.8	(2.6)
Underwriting expense ratio	33.5		32.9	0.6		33.4		33.3	0.1
Dividends to policyholders ratio	0.2		0.3	(0.1)		0.3		0.3	—
Catastrophe losses	4.6	pts	3.1	1.5		3.9	pts	3.7	0.2
Non-catastrophe property losses and loss expenses[2]	14.4		15.5	(1.1)		15.7		17.6	(1.9)
(Favorable) prior year reserve development on casualty lines	(2.6)		(0.7)	(1.9)		(2.1)		(1.0)	(1.1)
Net income per diluted share	$1.21		0.99	22%		$2.23		1.30	72%
Non-GAAP operating income per diluted share[1]	1.16		1.01	15		2.06		1.46	41
Weighted average diluted shares	59.9		59.6	1		59.9		59.6	1
Book value per share	$34.71		28.86	20		34.71		28.86	20

Overall Insurance Operations
For the quarter, overall NPW growth was a strong 7%, driven by new business and renewal pure price increases of 3.4%. The GAAP combined ratio marked positive ongoing underwriting and claim improvements, leading to a 7.1-point contribution to annualized ROE.

Standard Commercial Lines Segment

Standard Commercial Lines premiums, which represented 79% of total net premiums written in the quarter, were up 8% over last year. This growth reflects strong renewal pure price increases of 3.1%, retention of 83%, and an increase in new business of 9%, to $111 million. The 1.3-point increase in the second quarter's combined ratio, to 92.7%, was driven by the items in the table below. The favorable prior year casualty reserve development was driven by the workers compensation and general liability lines of business.

Standard Commercial Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2019		2018			2019		2018
Net premiums written	$557.4		514.9	8%		$1,104.1		1,024.0	8%
Net premiums earned	506.6		476.0	6		1,003.8		941.4	7
Combined ratio	92.7%		91.4	1.3	pts	93.7%		94.9	(1.2)	pts
Loss and loss expense ratio	57.9		57.6	0.3		59.0		60.3	(1.3)
Underwriting expense ratio	34.5		33.5	1.0		34.4		34.2	0.2
Dividends to policyholders ratio	0.3		0.3	—		0.3		0.4	(0.1)
Catastrophe losses	4.2	pts	2.1	2.1		3.7	pts	3.2	0.5
Non-catastrophe property losses and loss expenses[2]	12.4		13.4	(1.0)		13.7		15.0	(1.3)
(Favorable) prior year reserve development on casualty lines	(3.4)		(2.1)	(1.3)		(2.7)		(1.9)	(0.8)

Standard Personal Lines Segment

Standard Personal Lines premiums, which represented 12% of total net premiums written, were down 1% in the quarter driven by a reduction in new business. Renewal pure price increases were 5.6% and retention was stable at 84%. The combined ratio in the second quarter was 94.1%, relatively flat from a year ago.

Standard Personal Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2019		2018			2019		2018
Net premiums written	$82.7		83.9	(1)%		$152.1		151.8	—%
Net premiums earned	77.1		75.7	2		154.4		149.9	3
Combined ratio	94.1%		93.7	0.4	pts	95.0%		97.8	(2.8)	pts
Loss and loss expense ratio	65.5		65.1	0.4		67.1		69.8	(2.7)
Underwriting expense ratio	28.6		28.6	—		27.9		28.0	(0.1)
Catastrophe losses	7.9	pts	7.7	0.2		6.6	pts	8.4	(1.8)
Non-catastrophe property losses and loss expenses[2]	31.7		30.8	0.9		34.7		34.9	(0.2)

Excess and Surplus Lines Segment

Excess and Surplus Lines premiums, which represented 9% of total net premiums written, increased 9% in the quarter, driven by a 24% increase in new business. Over the past few years, we have focused on numerous profitability initiatives that included: targeted price increases, business mix shifts, modifying certain underwriting standards, and the decision to exit specific underperforming classes of business, while entering into new distribution relationships. The premium growth in the second quarter continues to reflect the impact of one particularly large relationship that we reestablished in the second quarter of 2018. The combined ratio for the second quarter was 95.0%, a 19.7-point improvement driven by the factors outlined in the table below.

Excess and Surplus Lines	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2019		2018			2019		2018
Net premiums written	$61.3		56.4	9%		$118.2		104.0	14%
Net premiums earned	58.9		53.1	11		116.9		105.4	11
Combined ratio	95.0%		114.7	(19.7)	pts	93.6%		107.9	(14.3)	pts
Loss and loss expense ratio	63.3		81.2	(17.9)		61.6		75.1	(13.5)
Underwriting expense ratio	31.7		33.5	(1.8)		32.0		32.8	(0.8)
Catastrophe losses	3.4	pts	5.3	(1.9)		2.4	pts	2.1	0.3
Non-catastrophe property losses and loss expenses[2]	9.4		12.6	(3.2)		8.6		15.7	(7.1)
Unfavorable prior year reserve development on casualty lines	—		11.3	(11.3)		—		5.7	(5.7)

Investments Segment

Net investment income, after-tax, in the second quarter was $48 million, up 27%, driven by: (i) strong alternative investment returns; (ii) higher book yield on our core fixed income securities portfolio; (iii) strong cash flows from operations that were 17% of NPW in the quarter; and (iv) the $106 million of net proceeds from our 5.375% senior notes issuance in the first quarter of 2019. The after-tax earned income yield on the portfolio averaged 3.0% in the quarter, while invested assets per dollar of stockholders' equity were $3.12 at June 30, 2019.

Investments	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2019	2018			2019	2018
Net investment income earned, after-tax	$47.6	37.6	27%		$88.9	73.4	21%
Net investment income per share	0.79	0.63	25		1.48	1.23	20
Effective tax rate	18.6%	17.5	1.1	pts	18.5%	17.4	1.1	pts
Average yields:
Fixed income securities:
Pre-tax	3.6%	3.4	0.2	pts	3.6%	3.3	0.3	pts
After-tax	2.9	2.8	0.1		2.9	2.7	0.2
Portfolio:
Pre-tax	3.7	3.2	0.5		3.5	3.1	0.4
After-tax	3.0	2.7	0.3		2.9	2.6	0.3
Annualized ROE contribution	9.6	9.0	0.6		9.2	8.6	0.6

Balance Sheet

$ in millions, except per share data	June 30, 2019	December 31, 2018	Change
Total assets	$8,575.6	7,952.7	8%
Total investments	6,421.3	5,960.7	8
Long-term debt	550.8	439.5	25
Stockholders’ equity	2,059.5	1,791.8	15
Invested assets per dollar of stockholders’ equity	3.12	3.33	(6)
Book value per share	34.71	30.40	14

Book value per share increased 14% year-to-date, driven by $2.23 of net income per diluted share and $2.45 of net unrealized gains on our fixed income securities portfolio per share, partially offset by $0.40 of dividends paid to shareholders. Selective's Board of Directors declared a $0.20 per share quarterly cash dividend on common stock that is payable September 3, 2019, to shareholders of record as of August 15, 2019.

Guidance
After two quarters of results, our full-year expectations are as follows:

•	An improved GAAP combined ratio, excluding catastrophe losses, of 91.0%, down from our existing guidance of 92.0%. This assumes no additional prior-year casualty reserve development;

•	Catastrophe losses of 3.5 points;

•
After-tax net investment income of $180 million, which includes $13 million of after-tax net investment income from our alternative investments. Overall after-tax net investment income expectation remains unchanged due to lower after-tax new money yields on our core fixed income securities portfolio;

•
An overall effective tax rate of approximately 19%, which includes an effective tax rate of 18% for net investment income, reflecting a tax rate of 5.25% for tax-advantaged municipal bonds and a tax rate of 21% for all other items; and

•	Weighted average shares outstanding of 60 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 9:00 a.m. ET, on Thursday, August 1, 2019 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on September 3, 2019.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity differ from net income, net income per diluted share, and return on equity, respectively, by the exclusion of: (i) after-tax net realized and unrealized gains and losses on investments; and (ii) after-tax debt retirement costs.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, other-than-temporary investment impairments that are charged to earnings, unrealized gains and losses on equity securities, and the debt retirement costs could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, income per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, net income per diluted share, and return on equity to non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2019	2018	2019	2018
Net income	$72.3	58.8	133.6	77.7
Net realized and unrealized (gains) losses, before tax	(4.0)	1.7	(17.5)	12.2
Debt retirement costs, before tax	—	—	4.2	—
Tax on reconciling items, at 21%	0.8	(0.3)	2.8	(2.6)
Non-GAAP operating income	$69.1	60.1	123.1	87.4
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended June 30,		Year-to-Date June 30,
	2019	2018	2019	2018
Net income per diluted share	$1.21	0.99	2.23	1.30
Net realized and unrealized (gains) losses, before tax	(0.06)	0.03	(0.29)	0.20
Debt retirement costs, before tax	—	—	0.07	—
Tax on reconciling items, at 21%	0.01	(0.01)	0.05	(0.04)
Non-GAAP operating income per diluted share	$1.16	1.01	2.06	1.46

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2019	2018	2019	2018
Annualized Return on Equity	14.5%	14.0	13.9	9.1
Net realized and unrealized (gains) losses, before tax	(0.8)	0.4	(1.8)	1.4
Debt retirement costs, before tax	—	—	0.4	—
Tax on reconciling items, at 21%	0.2	(0.1)	0.3	(0.3)
Annualized Non-GAAP Operating Return on Equity	13.9%	14.3	12.8	10.2

Note: Amounts in the tables above may not foot due to rounding.

2 Non-catastrophe property losses and the non-catastrophe property loss ratios now include loss expenses. All prior periods presented have been updated to reflect this change.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	the impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	the effects of data privacy or cyber security laws and regulations on our operations;

•
major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com